                                            23.1

Consent of Independent Registered Public Accounting Firm

The Joint Corp.
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-225898 and 333-208262) of The Joint Corp. (the Company) of our reports dated March 7, 2024, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10K.

/s/ BDO USA, P.C.

Phoenix, Arizona
March 7, 2024